Exhibit 99.1

World Fuel Services Corporation Reports Solid Third Quarter Results

-- Volume Increases Year-Over-Year in All Three Segments --

MIAMI--(BUSINESS WIRE)--November 2, 2010--World Fuel Services Corporation (NYSE: INT) today reported third quarter net income of $36.8 million or $0.60 diluted earnings per share compared to $29.1 million or $0.48 diluted earnings per share in the third quarter of 2009. Non-GAAP net income for the third quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $40.3 million or $0.66 non-GAAP diluted earnings per share compared to $31.4 million or $0.52 non-GAAP diluted earnings per share in the third quarter of 2009.

The company’s aviation segment generated gross profit of $55.8 million in the third quarter of 2010, an increase of $2.9 million or 6% sequentially, and an increase of $12.9 million or 30% year-over-year. The marine segment generated gross profit of $41.2 million, a decrease of $2 million or 5% sequentially, but an increase of $1 million or 3% from last year’s results. The company’s land segment posted gross profit of $15.1 million in the third quarter, increases of $3.6 million or 31% sequentially, and $3.4 million or 30% year-over-year.

“We again generated solid results, which reflects our ability to continue to execute well despite a persistently challenging global economic environment,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “Our recent investments demonstrate our continued commitment to strategic growth, which we believe will benefit our customers, suppliers and shareholders.”

“During the quarter, we closed and integrated the Lakeside acquisition, which was immediately accretive to our results,” stated Michael J. Kasbar, president and chief operating officer. “We have also recently completed the acquisition of Western Petroleum, which expands our product offerings in the unbranded wholesale land and general aviation distribution markets, increasing our current annual run-rate of land volume to two billion gallons.”

“As a result of our recently completed equity offering and bank facility expansion, we now have over $1 billion of available liquidity,” stated Ira M. Birns, executive vice president and chief financial officer. “This leaves us financially well positioned to continue to support our ongoing growth strategies.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of marine, aviation and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and private aircraft, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue	$4,987,074	$3,202,653	$13,302,370	$7,749,936
Cost of revenue	4,874,967	3,107,921	12,983,876	7,476,301

Gross profit	112,107	94,732	318,494	273,635

Operating expenses:
Compensation and employee benefits	43,048	32,359	116,749	101,231
Provision for bad debt	1,097	1,774	3,162	2,696
General and administrative	22,875	19,726	66,307	59,603

Total operating expenses	67,020	53,859	186,218	163,530

Income from operations	45,087	40,873	132,276	110,105
Non-operating expenses, net	1,198	1,339	2,050	3,256

Income before income taxes	43,889	39,534	130,226	106,849
Provision for income taxes	7,515	10,437	22,961	23,990

Net income including noncontrolling interest	36,374	29,097	107,265	82,859
Net (loss) income attributable to noncontrolling interest	(381)	25	(170)	215

Net income attributable to World Fuel	$36,755	$29,072	$107,435	$82,644

Basic earnings per share	$0.61	$0.49	$1.80	$1.40

Basic weighted average common shares	60,496	59,156	59,768	58,866

Diluted earnings per share	$0.60	$0.48	$1.76	$1.39

Diluted weighted average common shares	61,663	60,162	60,985	59,532

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	September 30,	December 31,
	2010	2009

Assets:
Current assets:
Cash and cash equivalents	$424,869	$298,843
Short-term investments	-	8,100
Accounts receivable, net	1,163,383	951,398
Inventories	219,908	126,793
Short-term derivative assets, net	10,078	11,853
Prepaid expenses and other current assets	110,778	66,991

Total current assets	1,929,016	1,463,978

Property and equipment, net	52,516	38,777

Goodwill, identifiable intangible and other assets	287,483	238,473

Total assets	$2,269,015	$1,741,228

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$8,822	$6,684
Accounts payable	980,171	796,978
Short-term derivative liabilities, net	7,875	9,133
Customer deposits	51,419	63,967
Accrued expenses and other current liabilities	95,752	70,980

Total current liabilities	1,144,039	947,742

Long-term debt	8,348	9,925
Other long-term liabilities	52,194	50,312
Total liabilities	1,204,581	1,007,979

Equity:
World Fuel shareholders' equity	1,064,376	733,021
Noncontrolling interest equity	58	228
Total equity	1,064,434	733,249

Total liabilities and equity	$2,269,015	$1,741,228

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income including noncontrolling interest	$36,374	$29,097	$107,265	$82,859
Adjustments to reconcile net income including
noncontrolling interest to net cash provided
by operating activities:
Depreciation and amortization	4,469	4,987	13,093	13,127
Provision for bad debt	1,097	1,774	3,162	2,696
Share-based payment award compensation costs	2,721	869	6,438	4,754
Other	(461)	1,501	(3,301)	5,018
Changes in assets and liabilities, net of acquisitions	(100,944)	(42,058)	(159,629)	8,701
Total adjustments	(93,118)	(32,927)	(140,237)	34,296
Net cash (used in) provided by operating activities	(56,744)	(3,830)	(32,972)	117,155

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(37,700)	-	(46,015)	(51,982)
Other	6,253	3,256	2,100	(5,234)
Net cash (used in) provided by investing activities	(31,447)	3,256	(43,915)	(57,216)

Cash flows from financing activities:
Proceeds from sale of equity shares, net of
expenses	218,816	-	218,816	-
Other	(4,632)	(5,296)	(16,043)	(28,179)
Net cash provided by (used in) financing activities	214,184	(5,296)	202,773	(28,179)

Effect of exchange rate changes on cash and
cash equivalents	1,490	1,563	140	2,392

Net increase (decrease) in cash and cash equivalents	127,483	(4,307)	126,026	34,152

Cash and cash equivalents, beginning of period	297,386	352,811	298,843	314,352

Cash and cash equivalents, end of period	$424,869	$348,504	$424,869	$348,504

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$36,755	$29,072	$107,435	$82,644
Share-based compensation expense, net of taxes	1,860	718	4,604	3,244
Intangible asset amortization expense, net of taxes	1,641	1,630	4,582	4,487
Non-GAAP net income attributable to World Fuel	$40,256	$31,420	$116,621	$90,375

GAAP diluted earnings per share	$0.60	$0.48	$1.76	$1.39
Share-based compensation expense, net of taxes	0.03	0.01	0.08	0.05
Intangible asset amortization expense, net of taxes	0.03	0.03	0.08	0.08
Non-GAAP diluted earnings per share	$0.66	$0.52	$1.92	$1.52

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Marine segment	$2,356,093	$1,706,151	$6,731,356	$4,190,510
Aviation segment	1,857,154	1,154,206	5,007,920	2,696,786
Land segment	773,827	342,296	1,563,094	862,640
	$4,987,074	$3,202,653	$13,302,370	$7,749,936

Gross profit:
Marine segment	$41,194	$40,190	$123,787	$127,629
Aviation segment	55,829	42,892	157,091	114,657
Land segment	15,084	11,650	37,616	31,349
	$112,107	$94,732	$318,494	$273,635

Income from operations:
Marine segment	$20,667	$22,058	$64,647	$74,039
Aviation segment	31,564	21,204	86,959	50,603
Land segment	3,234	2,743	7,362	7,715
	55,465	46,005	158,968	132,357
Corporate overhead	(10,378)	(5,132)	(26,692)	(22,252)
	$45,087	$40,873	$132,276	$110,105

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President & Chief Financial Officer
or
Francis X. Shea, Executive Vice President & Chief Risk and Administrative Officer
305-428-8000